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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 21, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN THE WALL STREET JOURNAL AND NEW
----------------------------------------------------------------------------
YORK TIMES ON AUGUST 21, 2001:
------------------------------

SAM WYLY IS STILL PULLING THE STRINGS
ATTENTION COMPUTER ASSOCIATES SHAREHOLDERS:

For the last two months, Sam Wyly - who owns only 100 shares of CA - has been trying to take control of CA - offering you, in our view, only shifting promises and an ill-conceived plan to break up CA.

Now, only days before CA's annual meeting in yet another about face, we believe Wyly has essentially conceded that his plan was unworkable and that the market wasn't buying his attempt to portray himself as a born again governance expert. He has also dropped his bid to become CA's chairman. But now, he's trying a new last ditch scheme. Only two days after saying he had "no interest" in proposing a short slate, Wyly is now asking you to elect four of his handpicked associates who:

      o     Will become entitled to payments from Wyly if they are elected
      o     Don't own any CA stock
      o Supported Wyly's plan to break up CA, which many believe was unworkable

At the same time, Wyly wants you to vote out:

o Charles B. Wang--the Chairman and co-founder of CA who built the company into the fourth largest independent software company over 25 years that has returned over 13,000%* to investors since CA's IPO.

o Russell M. Artzt--a co-founder of CA and the person in charge of strategic alliances at CA, and a person who has more than 25 years experience in information technology, as a technology leader, consultant and executive.

o Willem F.P. de Vogel--The President of a respected private investment management firm and an individual who has significant experience in corporate finance.

o Alfonse M. D'Amato--a former U.S. Senator, and former chairman of the Senate Committee on Banking, Housing and Urban Affairs, and Chairman of the Commission on Security and Cooperation in Europe.


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CA Is On Track And Our Stock Is Up 70% Year To Date**

Don't Let Sam Wyly's Handpicked Nominees Derail CA's Future

We urge you not to be misled by Wyly's latest scheme. We believe a divided Board, with almost half of the directors from Wyly's handpicked slate, would be unworkable, reduce accountability and hurt your investment.

CA's Board has played a key role in making CA the industry leader it is today. They have been integral to building the support of our customers and shareholders over the long term. And they remain committed to continuing to build value for you and our customers.

Computer Associates

PROTECT YOUR INVESTMENT. SUPPORT CA's BOARD.
SIGN AND RETURN THE WHITE PROXY CARD.

For additional information, please call MacKenzie Partners, Inc. Toll-Free at 800-322-2885, or call D.F. King & Co., Inc. Toll-Free at 800-431-9642.

* Source: Factset

** Between 12/29/00 and 8/17/01, CA's stock price increased by 70.3%. Source:
Factset